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                                                                    Exhibit 10.7

                                                                   June 15, 2000

Xpedior Incorporated
One North Franklin, Suite 1500
Chicago, Illinois  60606
     Attention: President and Chief Executive Officer


Ladies and Gentlemen:

1. Reference is made to the 7% Convertible Subordinated Promissory Note Due 2002 dated as of September 24, 1999 in the original principal amount of $786,347.31 (the "Note") of Xpedior Incorporated, a Delaware corporation (the "Company"), issued to Karen Myers (the "Holder"). Terms defined in the Note and not otherwise defined herein are used herein with the meanings so defined.

2.   Notwithstanding anything in the Note to the contrary:

     (a) A portion of the principal amount of the Note in the amount of $500,113.31 shall be automatically converted by the Holder into 30,252 fully paid and nonassessable shares of Stock (the "Shares") on the date hereof immediately prior to the merger (the "Merger") of PSINet Shelf IV Inc., a Delaware corporation, with and into Metamor Worldwide, Inc., a Delaware corporation ("Metamor");

     (b) Immediately prior to the Merger, the Company shall prepay $286,234.00, in cash, in principal amount of the Note representing the remaining principal amount of the Note after conversion of a portion of the Note pursuant to paragraph 2(a); and

     (c) $39,963.68 representing all interest on the Note accrued and unpaid through the date hereof shall be paid promptly, in cash, after conversion of a portion of the Note pursuant to paragraph 2(a) and payment of the remaining principal amount of the Note pursuant to paragraph 2(b) but in no event later than three business days after the date hereof.

3. The Holder hereby directs the Company to pay $270,573.15 of the cash amounts payable to it pursuant to Sections 2(b) and 2(c) to Mark Hansen.

4. The Holder acknowledges and agrees that effective upon conversion of the Note pursuant to paragraph 2(a) and the prepayment of a portion of the principal amount of
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     the Note pursuant to Section 2(b) above, the Note shall be deemed satisfied, paid in full and shall be cancelled and of no further force or effect and the Subordinated Guaranty entered into by Metamor and the Holder with respect to the Note shall automatically be terminated and of no further force or effect.

5. If (a) the aggregate amount of proceeds that the Holder receives from her sales of Shares to a third party or third parties within the 14 month period following the date hereof (without reduction for brokers and underwriters commissions, discounts and fees and transaction and similar fees and expenses) is less than (b) the aggregate amount of proceeds that the Holder would have received from a sale of such Shares at a per share price equal to $16.5312, the Company shall promptly after the expiration of such 14 month period (or, if earlier, after the Holder has sold all of her Shares), pay to the Holder an amount equal to such shortfall, provided that the Holder shall use all reasonable efforts to sell the Shares at the best available price and terms at the time of sale. All payments required to be made by the Company pursuant to this paragraph shall be subordinated to all present and future amounts that may be owing to any senior lender to the Company on such form and terms as may reasonably be required by such senior lender. The Holder shall execute all documents reasonably required by any such senior lender to evidence such subordination.

6.   The Holder shall be entitled to the following registration rights:

     (a) Piggy-back Registration. If at any time after the Company has become eligible to file a Registration Statement on Form S-3 (or any successor form), Mark Hansen shall cause the Company to prepare and file with the SEC a registration statement on Form S-3 relating to an offering for his account under the Securities Act of any of his Stock pursuant to Annex I of the Note referred to in the letter agreement dated June 15, 2000 between the Company and Mark Hansen, the Company shall send to the Holder written notice of such filing and, if within 20 days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Shares the Holder requests to be registered; provided, however, that the Company shall not be required to register any Shares pursuant to this paragraph that are eligible for sale pursuant to Rule 144 under the Securities Act. If the total amount of securities, including Shares of the Holder, to be included in such registration statement exceeds the amount of securities that the managing underwriter (or, if the offering is not being underwritten, the Company's Board of Directors) determines, in its written opinion, in good faith is compatible with the success of the offering, then the number of shares that may be included in the registration statement shall be allocated as follows: (1) first, to the Company or, if the offering is being made for the account of persons other than the Company, such persons (2) second, to such other persons who are participating in such offering who have the right to include their shares in such registration

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          statement on a priority basis to other persons participating in such offering (other than the persons described in clause (1)), and (3) to the Holder and to any other persons participating in such offering on a pro rata basis based on the number of shares of securities that each Holder and such other persons have the right to request to be included in such registration.


     (b) Underwriting Agreements, etc. As a condition to participation in any underwritten offering the Holder shall enter into such underwriting, lock-up and other agreements, and execute such other instruments, as is customary in an underwritten offering. As a condition to participation in any non-underwritten offering, the Holder shall cooperate to provide such information necessary for the preparation of the registration statement as is customary in a non-underwritten offering. The Holder may not participate in any registration hereunder unless the Holder executes and delivers an agreement not to divulge any proprietary or confidential information of the Company or any of its subsidiaries which becomes known to the Holder in connection with any such registration.

7. The Company shall reimburse the Holder for all reasonable expenses incurred by the Holder in connection with a sale by the Holder of any or all of the Holder's Shares in a transaction effected pursuant to Rule 144 under the Securities Act other than brokers fees, commissions, discounts, mark-ups and mark-downs.

8. The Holder hereby confirms that her representations and warranties set forth in Section 3(b)(v) of the Stock Purchase Agreement dated as of September 17, 1999 by and among the Company, Kinderhook Systems, Inc., the Holder and the other parties thereto are true and correct as of the date hereof.

9. The Holder hereby represents that she has good and valid title to the Note free and clear of all liens, pledges, mortgages, security interests and other encumbrances.



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                                      -3-
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     If the foregoing is in accordance with your understanding of our agreement, kindly sign this letter in the space provided below, whereupon this letter will become a binding agreement between us.

                                      /s/ Karen Myers
                                    -----------------------------
                                    Karen Myers


                                    XPEDIOR INCORPORATED


                                    By /s/ Caesar J. Belbel
                                      ---------------------------
                                     Title: Senior Vice President